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                                                                EXHIBIT 99(i)

[SPX CORPORATION LOGO]














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                               SPX CORPORATION
               SPECIAL MEETING OF STOCKHOLDERS, OCTOBER 5, 1998
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned stockholder of SPX Corporation, a Delaware corporation (the "Company"), hereby appoints John B. Blystone, Patrick J. O'Leary and Christopher J. Kearney, or any one of them, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all shares of common stock, par value $10.00 per share, of the Company ("Common Stock") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on October 5, 1998 at 10 a.m. (Eastern Time), at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, 27th Floor, New York, New York, and at any adjournments or postponements thereof as directed below.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Any proxy heretofore given to vote said shares is hereby revoked.

(Continued and to be signed on other side.)

                                                SPX CORPORATION
                                                P.O. BOX  11117
                                                NEW YORK, N.Y.  10203-0117
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[SPX CORPORATION LOGO]

                                                SPECIAL MEETING OF STOCKHOLDERS
                                                 TO BE HELD ON OCTOBER 5, 1998


















                            DETACH PROXY CARD HERE
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                             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSALS 1 AND 2.

1.  Proposal to approve the issuance of shares of Common Stock in the merger   2.  Proposal to approve the amendment to the 1992
    of General Signal Corporation with and into SAC Corp., a wholly owned          Stock Compensation Plan increasing the number
    subsidiary of the Company, in accordance with the Agreement and Plan of        of shares of Common Stock issuable under such
    Merger, dated as of July 19, 1998, among the Company, SAC Corp. and            plan by 1.1 million.
    General Signal Corporation.

                                                                                   FOR    [X]      AGAINST    [X]    ABSTAIN   [X]

    FOR    [X]      AGAINST    [X]    ABSTAIN   [X]


                                                                                                       Change of Address and
                                                                                                       or Comments Mark Here [X]


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

                                                                                            The undersigned acknowledges receipt of
                                                                                            the Notice of Special Meeting and the
                                                                                            Joint Proxy Statement/Prospectus (with
                                                                                            all enclosures and attachments) relating
                                                                                            to the Special Meeting.

                                                                                            Dated:_________________________ 1998
                                                                                            ____________________________________
                                                                                            Signature (and title if applicable)
                                                                                            ____________________________________
                                                                                            Signature (if held jointly)

                                                                                            Votes MUST be indicated (x) in
                                                                                            Black or Blue ink.


PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD USING THE ENCLOSED ENVELOPE.
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